Exhibit 99.1

Attention: Ms. Monique Burley
ASX Listings Compliance
Level 40, Central Park
152-158 St Georges Terrace
Perth WA 6000

By email:	monique.burley@asx.com.au;
TradingHaltsPerth@asx.com.au

31 July 2026

Dear Ms. Burley,

Anteris Technologies Global Corp. (ASX:AVR) – request for trading halt under ASX Listing Rule 17.1

Pursuant to ASX Listing Rule 17.1, Anteris Technologies Global Corp. (the Company) requests a trading halt in the Company’s securities from the commencement of trading on 31 July 2026.

In accordance with ASX Listing Rule 17.1, the Company advises:

•
the trading halt is requested pending its consideration of an inadvertent non-lodgement of cleansing notices in relation to an issue of CHESS Depositary Interests in the Company (CDIs), within five business days of the issue of CDIs, in respect of which the Company intends to seek relief from the Federal Court of Australia (Relief Application);

•
the trading halt is requested to apply until the earlier of such time the Company makes an announcement regarding the outcome of the Relief Application and the commencement of normal trading on ASX on 4 August 2026; and

•	the Company is not aware of any reason why the trading halt should not be granted or of any other information necessary to inform the market or ASX about the trading halt.

Yours sincerely,

/s/ Wayne Paterson

Wayne Paterson,
Vice Chairman and Chief Executive Officer
Anteris Technologies Global Corp.

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp. BRISBANE | MINNEAPOLIS | GENEVA | MALAGA	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235
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